                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): April 8, 2002
                                                           -------------


                           THE MED-DESIGN CORPORATION
                           --------------------------
                 (Exact Name of Registrant Specified in Charter)


          Delaware                     0-25852                  23-2771475
          --------                     -------                  ----------
      (State or Other             (Commission File           (I.R.S. Employer
      Jurisdiction of                  Number)              Identification No.)
       Incorporation)


         2810 Bunsen Avenue
        Ventura, California                               93003
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(Address of Principal Executive Offices)                (Zip Code)




       Registrant's telephone number, including area code: (805) 339-0375
                                                           --------------



           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events.

         In response to several inquiries, The Med-Design Corporation (the "Company") has received from stockholders and others regarding the royalty mechanism for safety syringe products under the License Agreement, dated May 11, 2000 (the "License Agreement"), with Becton Dickinson and Company ("BD"), the Company is providing the following information.

         Under the License Agreement, the Company is entitled to receive royalty payments based upon BD's net sales of safety syringe products licensed under the Agreement. The royalty rate to be paid by BD will depend upon whether the safety syringe products sold by BD incorporate the Company's patented technology. If the safety syringe products to be sold by BD incorporate the Company's patented technology, the Company will be paid a higher royalty rate. Representatives of BD have stated that they feel the lower royalty rate will apply to their safety syringe product when marketed. However, based on preliminary review of the proposed BD safety syringe product, the Company's patent counsel is of the opinion that the safety syringe product to be sold by BD incorporates the Company's patented technology, and therefore, the higher royalty rate will apply. In connection with the anticipated launch by BD of the safety syringe product, the Company's patent counsel is currently engaged in discussions with BD's patent counsel to try to agree upon the applicable royalty rate. The License Agreement contains dispute resolution provisions.




                                      -2-

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE MED-DESIGN CORPORATION
                                                   (Registrant)


                                            By  /s/ Joseph N. Bongiovanni
                                               -------------------------------
                                                 Joseph N. Bongiovanni, III
                                                 Vice President



Dated: April 8, 2002